CONSENT OF INDEPENDENT AUDITORS



We  hereby  consent  to  the   incorporation  by  reference  in  Post-Effective
Amendment No. 6 to the Registration Statement of Franklin Templeton Fund Allocator Series on Form N-1A, File No. 333-13601, of our report dated
September 5, 2001, relating to the financial statements and financial highlights of Franklin Templeton Fund Allocator Series, which appear in the July 31, 2001 Annual report to shareholders, which are also incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the captions "Financial Highlights" and "Auditor."




                               /s/ PricewaterhouseCoopers LLP


San Francisco, California
November 28, 2001